UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 6, 2014

ORIENT PAPER, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-34577	20-4158835
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

Science Park, Juli Road Xushui County, Baoding City Hebei Province, People’s Republic of China 072550
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:   (86) 312-8698215

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Orient Paper, Inc. (the “Company”) is filing this Current Report on Form 8-K for the purpose of providing stockholders with additional information regarding the tax characteristics of the Company’s quarterly dividends on its common stock that were paid on April 30, 2013 and December 16, 2013, respectively, to the Company’s stockholders of record (the “2013 Quarterly Dividends”). A copy of the Internal Revenue Service Form 8937 for the 2013 Quarterly Dividend (i) will be posted on the “Press Releases” page of the Company’s website at http://www.orientpaperinc.com and (ii) is attached hereto as Exhibit 99.1 and is hereby incorporated by reference herein.

The Company does not provide tax advice. Stockholders should consult with their own tax advisors regarding the specific tax treatment of the 2013 Quarterly Dividends that they received from the Company.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

99.1	Internal Revenue Service Form 8937 for the Company’s 2013 Quarterly Dividends.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2014

ORIENT PAPER, INC.

	By:	/s/ Winston C. Yen
Winston C. Yen
Chief Financial Officer